Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES

TERMINATION OF SENIOR SECURED SECOND LIEN NOTES OFFERING

CHESTER, WV —  July 14, 2011 —  MTR Gaming Group, Inc. (NasdaqGS: MNTG) (the “Company”) today announced that it has determined that it will not proceed with the previously announced offering of $500 million in aggregate principal amount of senior secured second lien notes due 2019 (the “Offering”) because of current market conditions.  The Company will continue to evaluate its financing alternatives.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

This press release contains forward-looking statements concerning, among other things, an offering of notes. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, financial market risks, general economic conditions, regulatory matters and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  MTR does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Executive Vice President and Chief Financial Officer

(724) 933-8122

jbittner@mtrgaming.com